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(Ryder Scott Letterhead)



                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We consent to the use of the name of the firm and of certain information contained in our reserve report as of December 31, 2002, prepared for Mariner Energy, Inc. ("Mariner"), in Mariner's Annual Report on Form 10-K for the year ended December 31, 2002.


                                  /s/ Ryder Scott Company, L.P.
                                  RYDER SCOTT COMPANY, L.P.




Houston, Texas
April 15, 2003